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                                                                      Exhibit 10


                              CONTINUING GUARANTY

         This Continuing Guaranty (the "Guaranty") is made as of
December 10, 1998 (the "Effective Date"), by Officeland, Inc., a corporation organized under the laws of Ontario, Canada ("Guarantor") in favor of American National Bank and Trust Company of Chicago ("Lender"). For purposes of this Guaranty, all capitalized terms not specifically defined will have the meanings ascribed to them in the Loan Agreement (as defined herein).

                                R E C I T A L S

         A. Guarantor is the parent and sole shareholder of Telecom Corporation of Chicago, an Illinois corporation (the "Borrower") the Borrower under that certain Loan and Security agreement with Lender dated the Effective Date (the "Loan Agreement"). The Loan Agreement is by reference fully incorporated into and constitutes a part of this Guaranty. All notes, certificates, schedules and amendments to the Loan Agreement or otherwise delivered in connection therewith, whether on the Effective Date or subsequently, shall be referred to collectively as the "Loan Documents".

         B. Guarantor has a substantial direct economic interest in Borrower.

         C. Under the Loan Agreement, Lender has agreed to establish a revolving credit facility disbursable to Borrower, in the form of a revolving loan (the "Loan"), as defined in the Loan Agreement. The Loan is evidenced by a separate promissory note dated the Effective Date, as identified with more particularity in the Loan Agreement (the "Note").

         D. Guarantor, in its capacity as parent and sole shareholder of Borrower, has determined that it is in Borrower's best interests to enter into the Loan Agreement. Lender, however, would not enter into the Loan Agreement, unless Guarantor executed and delivered this Guaranty to Lender. Therefore, to induce Lender to enter into the Loan Agreement, Guarantor desires to execute and deliver this Guaranty.

                                 C L A U S E S

                  1. Inducement and Guaranteed Obligations. To induce Lender to enter into the Loan Agreement, Guarantor, for itself and its respective successors, heirs (if applicable) and assigns, unconditionally, absolutely, continually and irrevocably guaranties to Lender and its respective successors and assigns, all liabilities, payments, duties and obligations (collectively the "Loan Liabilities") of Borrower which arise from or are associated with the Loan Documents, including but not limited to:

                           (i) the full and prompt payment, when due, whether at
stated maturity, upon acceleration or otherwise, and/or all times thereafter, of any and all debts, liabilities, payment obligations and enforcement costs concerning the Loan, whether (A) direct or indirect, (B) absolute or contingent, (C) now or subsequently existing, (D) due or to become due, (E) known or unknown to Guarantors as of the Effective Date or subsequently, and
(F) however evidenced or arising, whether contractually, under the Loan Agreement, the Note, any other Loan Document or any other written instrument previously, now or subsequently executed by Borrower, pursuant to any oral agreement, at law, in equity or otherwise;

                           (ii) Borrower's full, complete and punctual
observance, performance and satisfaction of all their respective duties, obligations and liabilities under the Loan Documents;



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                           (iii) the accuracy of all representations and
warranties which Borrower makes in any Loan Documents; and

                           (iv) all costs, fees (including but not limited to
reasonable attorneys' fees and court costs) and other expenses which Lender incurs if at any time Lender employs legal counsel for advice or other representation (A) in connection with any litigation suit or proceeding which involves this Guaranty, any other Loan Document, or any Loan; (B) to commence, defend, intervene or take any other action concerning any such litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Guarantor or any other person or entity); (C) to enforce any rights of Lender against Guarantor (or any other person or entity which may become obligated to Lender by virtue of this Guaranty); and/or (D) in connection with other attempts to enforce Lender's rights or remedies against Guarantor or Borrower, if such rights or remedies are related to the Loan or this Guaranty. The costs identified in subpart (iv) of the preceding sentence shall be referred to collectively in this Guaranty as the "Enforcement Costs". The Enforcement Costs will constitute additional indebtedness of Guarantor and will be due and payable immediately to Lender upon Lender's incurring the same. For purposes of this Guaranty, the Loan Liabilities and the Enforcement Costs sometimes shall be referred to collectively as the "Guaranteed Obligations".

                  2. Guarantor Liable as Principal. Guarantor agrees that Guarantor is directly and primarily liable, as principal, with Borrower for the Guaranteed Obligations, and that this Guaranty is an absolute and unconditional guaranty of payment and performance. This Guaranty shall continue in full force and effect until all the Guaranteed Obligations are paid, performed and discharged in full. If there is a default in the payment or performance of any Guaranteed Obligations when due, whether at stated maturity, by acceleration or otherwise, or any other "Guaranty Default" under this Guaranty occurs (as defined in Section 9 below) occurs, Lender, in its sole discretion, may proceed first directly against Guarantor without having: (i) to prosecute collection or seek to enforce or resort to any remedies against Borrower or any other person or entity liable to Lender on account of the Guaranteed Obligations; (ii) to seek to enforce or resort to any remedies with respect to any security interest, liens or encumbrances which Borrower or Guarantor have granted to Lender; or (iii) to prosecute under, foreclose, or claim any right under any other Loan Document. Lender, in its sole discretion, may bring suit against Guarantor, whether or not Lender brings suit against Borrower.

                  3. Guarantor's Obligations Unconditional. Guarantor's obligations under this Guaranty are unconditional and shall not be affected, modified, rescinded, reduced or impaired upon the occurrence of any event, including without limitation the following, whether or not with notice to or the consent of Guarantor:

                           (i) the compromise, settlement, release or
termination of less than all of the obligations, covenants or agreements of Borrower under any agreement or instrument which concerns the Loans, the Loan Agreement, any other Loan Document or this Guaranty;

                           (ii)  the failure to give notice to Guarantor of the
occurrence of a Guaranty Default or a breach under any agreement or instrument between or among the parties, including but not limited to the Loan Agreement, this Guaranty or the other Loan Documents;

                           (iii) Lender's waiver of the payment, performance or
observance by Guarantor or Borrower of any of their respective obligations, covenants or agreements under the Loan Agreement, any other Loan Document or any other instrument, document or agreement;

                           (iv) Lender's waiver of the payment, performance or
observance of any obligations, covenants or agreements of Guarantor under this Guaranty (except to the specific extent of such waiver);

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                           (v) the extension of time for payment of any amounts
due and payable under the Loan Agreement, this Guaranty or any other Loan Document, or the extension of time for performance of any other obligations, covenants or agreements which concern the Loan Agreement, the Loan Documents or this Guaranty, or the renewal of any of the foregoing;

                           (vi) the modification or amendment (whether material
or otherwise) of any obligation, covenant or agreement set forth in the Loan Agreement, any renewal, any Loan Documents or this Guaranty;

                           (vii) the taking, suffering or omitting to take any
action under the Loan Agreement, any Loan Documents or this Guaranty;

                           (viii) any failure, omission, delay or laches on the
part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender in this Guaranty, under the Loan Agreement, under any Loan Documents or at law, in equity or otherwise;

                           (ix) the voluntary or involuntary liquidation,
dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, Guarantor or any of their respective assets, or any allegation or contest of the validity of this Guaranty, the Loan Agreement, the Loans or any Loan Document in any such proceeding or otherwise;

                           (x) the release or discharge of Borrower from the
performance or observance of any obligation, covenant or agreement, whether contained in the Loan Agreement, any Loan Documents or arising by operation of law, in equity or otherwise;

                           (xi) to the extent permitted by law, the release or
discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law, equity or otherwise;

                           (xii) Borrower's default or failure fully to perform
any of its obligations under the Loan Agreement, any Loan or any Loan Document;

                           (xiii) the death, default, dissolution, liquidation,
withdrawal or release of Guarantor or the failure of Guarantor to perform fully any of its obligations under this Guaranty;

                           (xiv) the invalidity, insufficiency,
nonenforceability or lack of genuineness of all or any part of the Loan Agreement, this Guaranty, any Loan or any Loan Document; or

                           (xv) the invalidity, insufficiency, unenforceability,
lack of genuineness, loss of or change in priority or reduction in value of any security interests, liens and/or encumbrances which are granted to Lender to secure any Guaranteed Obligations, whether as of the Effective Date or subsequently.

                  4. No Discharge. Guarantor agrees that it shall remain liable under this Guaranty as a principal to the extent provided herein until all the Guaranteed Obligations are indefeasibly performed or paid in full, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor. Guarantor specifically agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Lender or any other event or condition, except full performance and indefeasible


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payment of the Guaranteed Obligations. Guarantor agrees that, without full performance and indefeasible payment of the Guaranteed Obligations as aforesaid, the liability of Guarantor under this Guaranty shall not be discharged by:

                           (i) the renewal or extension of time for the payment
or performance of any Guaranteed Obligations, whether executed with or without the knowledge or consent of Guarantor;

                           (ii) any transfer, waiver, compromise, settlement,
modification, surrender or release of any Guaranteed Obligations;

                           (iii) the existence of any defense(s) to enforcement
of any Guaranteed Obligations under the Loan Agreement, this Guaranty, the Loan or any other Loan Documents;

                           (iv) any failure, omission or delay (whether entire
or partial) by Lender to exercise any right, power or remedy or to enforce or realize upon (or to make Guarantor or Borrower parties to the enforcement or realization upon) any security for or suit or proceeding concerning any Guaranteed Obligations;

                           (v) the existence of any set-off, claim, reduction or
diminution of any amount due, or any defense of any kind or nature, which Guarantor may have against Borrower or which any parties (including Guarantor) have against Lender, and Guarantor specifically waives all set-offs, claims and counterclaims which it may have against Lender or Borrower;

                           (vi) Lender's acceptance or release of either any
other security for the payment and performance of any Guaranteed Obligations or the obligations of Guarantor, whether or not Guarantor receives notice or has knowledge of any such act;

                           (vii) Lender's application of payments received from
any source to the payment of any obligations other than the Guaranteed Obligations, even though Lender might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations;

                           (viii) the addition or release of any other
endorsers, guarantors, obligors and/or other individuals or entities liable for the payment or performance of the Guaranteed Obligations, whether or not Guarantor receives notice or has knowledge of any such addition or release; or

                           (ix) the merger, consolidation, combination or any
other recapitalization of Borrower or Guarantor with or into any other entity (a "Combination Event"). If a Combination Event is permitted under the Loan Documents, Guarantor shall provide Lender with written notice with any proposed Combination Event at least thirty (30) days prior to the intended effective date or closing date (whichever is sooner) of such Combination Event. Guarantor agrees that if Borrower consummates a Combination Event, the entity which survives such Combination Event shall be a "Borrower" within the meaning of this Guaranty and the Loan Documents. Guarantor will execute such documents as Lender deems necessary or appropriate to effectuate the foregoing, as a specific condition precedent to consummating any such Combination Event.

                  5. Subordination. All indebtedness and payments of any type or nature which Borrower now or subsequently owes to Guarantor, are expressly subordinated to the Guaranteed Obligations. All security interests, liens and encumbrances which Guarantor now has and subsequently may have in Borrower's assets are subordinated to all security interests, liens and encumbrances which Lender now has and subsequently may have thereon. All indebtedness and liabilities now and subsequently owing to Guarantor by any individual or entity also liable to Lender, are expressly subordinated to all indebtedness or liabilities owing by such individual or entity to Lender. Each of the


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aforesaid items which are subordinated under this Section will be referred to collectively as the "Subordinated Items". Guarantor covenants and agrees that following the occurrence of a Guaranty Default and continuing until all Guaranteed Obligations are indefeasibly paid or performed in full, Guarantor will not seek, accept or retain for Guarantor's own, or for Guarantor's affiliate's account, any payment from Borrower or any other individual or entity on account, of the Subordinated Items. Instead, any such payments which Guarantor receives following a Guaranty Default on account of any Subordinated Items shall be collected and received by Guarantor in trust solely for Lender's benefit. Guarantor shall pay over to Lender all such Subordinated Items which Guarantor collects, within twenty-four (24) hours of collecting the same. Lender agrees, however, that Guarantor may continue to receive payments of Subordinated Items from individuals or entities other than its Affiliates and Borrower, in the ordinary course, without accountability to Lender, for so long as: (i) Borrower has not committed any default under any Loan or Loan Documents; (ii) no Guaranteed Obligations are due under this Guaranty; and
(iii) no Guaranty Default has occurred. Immediately upon the failure of any of the matters identified in parts (i), (ii) or (iii) of the preceding sentence, and without any notice or demand of any kind, all subordination provisions set forth in this Section 6 shall become fully operative.

         Notwithstanding the foregoing, provided that no Event of Default has occurred or is continuing, Borrower shall be permitted to make and Guarantor shall be permitted to retain regularly monthly payments of interest on the Subordinated Debt (collectively the "Permitted Payments"). In the event that Guarantor receives any payments which result in or cause an Event of Default, Guarantor shall remit to Lender the entire amount of such payments.

                  6. Acceleration. If bankruptcy, insolvency, receivership or other related proceedings are instituted by or against Guarantor or Borrower, or if Guarantor or Borrower becomes insolvent, makes an assignment for the benefit of creditors or attempts to effect a composition with creditors, or if Borrower commits a default under any Loan or Loan Document, or if any other Guaranty Default occurs, then notwithstanding any collateral (if any) that Lender may possess from any party, at Lender's election upon written notice to Guarantor, Lender may declare the Guaranteed Obligations owing to Lender immediately due, payable and enforceable, against Guarantor to the extent provided herein. Guarantor shall pay to Lender on demand at Lender's address as listed below, all such Guaranteed Obligations as they become or are declared due. In addition to the foregoing, Lender may exercise, among other remedies, its right to setoff the Guaranteed Obligations against the funds of Guarantor on deposit with Lender, on demand, or represented by any obligations issued by Lender to Borrower.

                  7. Guarantor's Representations, Warranties and Covenants. To induce Lender to accept this Guaranty, Guarantor represents, warrants and covenants to Lender that:

                           (i) the statements contained in the Recitals to this
Guaranty are true and correct and form an integral part of this Guaranty;

                           (ii) the business address of Guarantor as set forth
in this Guaranty is accurate as of the Effective Date and Guarantor shall provide at least thirty (30) days prior written notice to Lender of any proposed change in its address until all the Guaranteed Obligations are indefeasibly satisfied in full;

                           (iii) Guarantor's execution, delivery and performance
of and under this Guaranty will not violate any applicable law, statute, rule or regulation, any order of any court or governmental agency, nor conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which it is a party or by which it is bound, nor result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Guarantor, Guarantor is not required to obtain any consent, approval or authorization from nor to file any declaration or statement with, any governmental


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instrumentality or other agency in connection with or as a condition to the execution, delivery or performance of this Guaranty or any other document delivered in connection with this Guaranty;


                           (iv) Guarantor is now and at all subsequent times
shall remain solvent and generally able to pay its debts as such debts become due, and Guarantor will not incur debts in the future beyond Guarantor's ability to pay such debts as they mature;

                           (v) Guarantor is not contemplating either filing a
petition on its behalf under any state or federal bankruptcy or insolvency laws nor liquidating all or any major portion of its property, nor has any knowledge of any person contemplating filing any such petition against Guarantor;

                           (vi) Guarantor has filed all federal, state and local
income and other tax returns (or Canadian equivalents thereof) it was required to file prior to the Effective Date, and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments (or Canadian equivalents thereof) against Guarantor;

                           (vii) there is no action, suit or proceeding at law
or in equity or before any governmental instrumentality, agency or arbitration board now pending or, to Guarantor's best knowledge, threatened, against or affecting Guarantor;

                           (viii) Guarantor has reviewed independently all
documents, instruments and other agreements relating to the transaction identified in this Guaranty and the other Loan Documents, and Guarantor has made an independent determination as to the validity and enforceability of such matters, with the advice of Guarantor's own legal counsel, and therefore in executing and delivering this Guaranty to Lender, Guarantor is not relying upon Lender as to the validity and/or enforceability of any interest of any kind or nature;

                           (ix) Guarantor acknowledges and agrees that in
executing this Guaranty it has relied and will continue to rely solely upon Guarantor's own investigation of Borrower and upon sources other than Lender for all information and facts relating to the ability of Borrower to pay and perform the Guaranteed Obligations, and Guarantor has not previously nor will subsequently rely on Lender for any such information or facts and this Guaranty constitutes the legal, binding obligation of Guarantor, enforceable in accordance with its terms;

                           (x) Guarantor's representations, warranties and
covenants set forth in this Section 8 shall survive and continue to be true, complete and correct until all of Guarantor's liabilities and all the Guaranteed Obligations are indefeasibly satisfied in full;

                           (xi) at Guarantor's sole expense, Guarantor shall
furnish Lender promptly from time to time with such information regarding Guarantor's assets and financial condition, as Lender reasonably may request, including, without limiting the preceding, Guarantor shall deliver to Lender:

         (A) as soon as available and in any event within 90 days after the last day of each fiscal year occurring while the Guaranteed Obligations are outstanding, (1) the consolidated balance sheet of Guarantor as of the end of each such fiscal year, and (2) the consolidated statements of earnings, cash flow and retained earnings of Guarantor for such year setting forth in each case in comparative form with the corresponding figures of the previous fiscal year, all in reasonable detail, and in each case prepared by Guarantor, and accompanied by an opinion of Guarantor's independent certified public accountants ("Accountants") selected by Guarantor and reasonably satisfactory to Lender, together with a certificate of the Accountants which shall state that (a) the audit by the Accountants in connection with the preparation of such financial statements has been conducted in accordance with generally accepted auditing standards and that the Accountants believe that the audit provides a reasonable basis for their


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opinion; (b) such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") and that such financial statements prepared are consistent with those prepared by Guarantor in prior periods; (c) such financial statements fairly present the financial position, results of operations and cash flows of Guarantor; and (d) in making the examination of the books and records of Guarantor, it has obtained no knowledge of any violation of any term or provision of this Guaranty; and

         (B) as soon as available and in any event within 45 days after the last day of each fiscal quarter occurring while the Guaranteed Obligations are outstanding, (1) the consolidated balance sheet of Guarantor, as of the end of such quarter; (2) the consolidated statements of income, cash flow and shareholder's equity for such quarter and for the period from the beginning of the then current year to the end of such quarter setting forth in each case figures as of and through the corresponding period in the preceding fiscal year in comparative form with the corresponding figures of the previous fiscal year, all in reasonable detail, containing such information as Lender may require, and compiled by the Guarantor, and certified as complete and correct (subject to year-end adjustments) by the chief financial officer of Guarantor; and (3) a certificate of Guarantor executed by the chief financial officer of Guarantor confirming the compliance by Guarantor with the covenant set forth in Section 7(iv) below.

                           (xii) Guarantor will provide prompt written notice to
Lender of any proceedings instituted against Guarantor in any federal or state court or before any commission or other regulatory body, whether federal, state or local, within three (3) days of Guarantor's receipt of notice of the same and/or promptly advise Lender of any material adverse change in Guarantor's condition, financial or otherwise, or the occurrence of any Guaranty Default;

                           (xiii) Guarantor shall pay when due all of
Guarantor's indebtedness to third parties, except if such Guarantor, in good faith, diligently contests such amounts being due, pursuant to appropriate proceedings, and maintains adequate reserves for such indebtedness in accordance with generally accepted accounting principles;

                           (xiv) Guarantor shall maintain a ratio of Debt to
Tangible Net Worth of not greater than 3.0:1, which shall be measured on a quarter annual basis first beginning on December 31, 1998.

         For purposes of this Guaranty "Debt" shall mean, without duplication, each of the following (on a consolidated basis), whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, previously, currently or subsequently owing, due or payable, however evidence, created, incurred, acquired or owing, and however arising, whether by agreement (written or oral), at law, in equity or otherwise: (a) all indebtedness of Guarantor for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 30 days or less incurred in the ordinary course of business of Guarantor; (b) all indebtedness of Guarantor evidenced by a note, bond, debenture, or similar instrument; (c) the principal component of all capitalized lease obligations of Guarantor; (d) the face amount of all letters of credit issued for the account of Guarantor and, without duplication, all unreimbursed amount drawn under such letters of credit; (e) all indebtedness of any other person secured by any lien on any property Guarantor owns, whether or not such indebtedness has been assumed; and (f) all payment obligations of Guarantor under any interest rate protection agreement (including without limitation any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements.

         For purposes of this Guaranty, "Tangible Net Worth" shall mean as of any time, the difference between; (a) Guarantor's assets as they would normally be shown on Guarantor's balance sheet (on a consolidated basis), plus subordinated Debt, but excluding therefrom all values attributable to goodwill, patents, copyrights, trademarks, licenses, prepaid expenses, general intangibles and receivables due


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Guarantor from its affiliates (other than those receivables which result from transactions based upon fair and reasonable terms which are no less favorable to Guarantor than those Guarantor would obtain in a comparable arms' length transaction with a person not Guarantor's affiliate), and (b) Guarantor's combined total liabilities and deferred charges as they would normally be shown on the balance sheet (on a consolidated basis), including as liabilities all guaranties which Guarantor has executed concerning the indebtedness of any of its affiliates, if any.

                           (xv) Without Lender's prior written consent,
Guarantor shall not sell or otherwise dispose of substantially all its assets, or merge into, consolidate with, or be acquired by any other person, unless as a result of such merger, consolidation or acquisition, Guarantor is the continuing or surviving entity;

                           (xvi) Guarantor shall not furnish Lender with any
certificate or other document that is materially misleading or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  8. Guaranty Default. The occurrence of any of the following constitutes a "Guaranty Default" under this Guaranty:

                           (i) Guarantor or Borrower fails to pay any Guaranteed
Obligations when the same are due and payable or declared due and payable, by acceleration or otherwise;

                           (ii) Guarantor's' or Borrower's assets are seized,
attached, subjected to a writ or distress warrant, are levied upon or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not terminated or dismissed within thirty (30) days thereafter;

                           (iii) Guarantor or Borrower files (A) petition under
any section or chapter of the United States Bankruptcy Code or any similar federal law or regulation for relief from creditors, (B) makes an assignment for the benefit of creditors, or (C) files any case or proceeding for relief from creditors;

                           (iv) any petition under any section or chapter of the
United States Bankruptcy Code or any similar federal or state law or regulation is filed against Guarantor or Borrower or any case or proceeding is filed against Borrower for its dissolution or liquidation and the same is not dismissed or stayed within thirty (30) days after it is entered or filed;

                           (v) Guarantor or Borrower applies for the appointment
of a receiver, trustee or custodian for any of their respective assets;

                           (vi) any person or entity applies for the appointment
of a receiver, trustee, custodian or conservator for Guarantor's or Borrower's assets and the same is not dismissed within thirty (30) days after the application therefor;

                           (vii) Borrower or Guarantor are in default in the
payment of any obligations or liabilities owed to any person or entity and such default is declared, or any "Event of Default" as defined in the Loan Agreement occurs which is not cured within the time, if any, specified therefore in the Loan Agreement governing the same, or any other default under any Loan Document occurs;

                           (viii) Guarantor or Borrower admits their inability
to pay any of their respective debts as they mature, or makes an assignment for the benefit of one or more of their creditors; or


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                           (ix) any representation, covenant or warranty set
forth in this Guaranty, the Loan Agreement, any other Loan Document or in any other report, certificate, financial statement or other instrument furnished in connection with any of the preceding instruments is false or misleading in any material respect and/or any material adverse change in the financial condition of Guarantor from such Guarantor's financial condition as such exists on the Effective Date occurs, and in the sole discretion and determination of Lender, could render Guarantor unable to satisfy any Guaranteed Obligations.

                  9. Actions and Claims Waived. Guarantor waives notice of and any and all rights to assert any claim, counterclaim, off-set, or defense based on, the occurrence of any of the following:

                           (i) Lender's acceptance of and reliance upon this
Guaranty;

                           (ii) presentment, demand, notices of default or
dishonor, non-payment, partial payment and protest, and all other notices or formalities to which Guarantor may be entitled;

                           (iii) Borrower previously, now or subsequently
granting security interests, liens or encumbrances to Lender;

                           (iv) that any sums are due under any Loan Document,
this Guaranty or any instrument evidencing the same;

                           (v) the filing of any proceedings to collect from
any maker, endorser or other guarantor of any Guaranteed Obligations;

                           (vi) to the extent permitted by law, the exchange,
sale, surrender or other handling of any security or collateral which secures payment of any Guaranteed Obligations;

                           (vii) if Lender previously, now or subsequently (A)
loans monies or extends credit to or for the benefit of Borrower, whether pursuant to any Loan Documents or any amendments or modifications of any Loan Documents, (B) obtains, substitutes for, releases or modifies any security interests, liens or encumbrances concerning any Guaranteed Obligations, (C) obtains, releases, waives or modifies any other party's guaranty of any Guaranteed Obligations or any security interest, lien or encumbrance in any other party's assets which secure such other party's guaranty of any Guaranteed Obligations, (D) consents to the transfer of any collateral concerning any Guaranteed Obligations, (E) bids and purchases at a sale of collateral concerning any Guaranteed Obligations, (F) executes all or elects any of Lender's rights and remedies available by law, at equity or by agreement, even if such exercise affects, reduces, releases, modifies or eliminates Guarantor's rights of subrogation against any individual or entity, or Guarantor's rights to proceed against Borrower for reimbursement, (G) obtains, substitutes for, releases, waives or modifies any Loan Documents, (H) grants to Borrower (or any other party liable for any Guaranteed Obligations) any indulgences or extensions, or (I) accepts from Borrower or any other party any partial payment of any Guaranteed Obligations or any collateral to secure such payment or Lender settles, subordinates, compromises, discharges or releases the same;

                           (viii) any failure of Lender to furnish Guarantor any
information or facts relating to the ability of Borrower to pay and/or perform under any Loan Documents;

                           (ix) the validity and/or enforceability of this
Guaranty, whether such claims, counterclaims, off-sets or defenses arise directly or indirectly from any other agreements, instruments or documents executed and delivered by, or for the benefit of Borrower or Guarantor to Lender, including but not limited to the Loan Documents; and

                           (x) any other claim or counterclaim which would or
could entitle Guarantor to any reduction or diminution of any Guaranteed Obligations, which Guarantor now or at any subsequent time may have against any other person liable to Lender in any manner, or which Guarantor or Borrower now or at any subsequent time may have against Lender, whether any of the same arise at law, in equity, pursuant to statute, under the Loan Agreement or any other Loan Document, or otherwise, and Guarantor expressly waives any notice requirement which any law, rule, regulation or statute may require to effectuate Guarantor's other waivers set forth in Section 10 of this Guaranty.

                  Lender may at any time do any of the foregoing in such manner and upon such terms as Lender, in its sole discretion, deems advisable, without impairing, affecting, reducing or releasing Guarantor from the Guaranteed Obligations. Guarantor irrevocably consents to each of the foregoing actions by Lender.

                  10. Borrower's Financial Condition. GUARANTOR ASSUMES SOLE RESPONSIBILITY FOR KEEPING INFORMED OF BORROWER'S FINANCIAL CONDITION, AND ANY ENDORSERS OR OTHER GUARANTORS OF THE OBLIGATIONS AND ALL OTHER CIRCUMSTANCES BEARING UPON RISK OF NONPAYMENT OF ANY MATERIAL OBLIGATION. GUARANTOR AGREES LENDER HAS NO DUTY TO ADVISE GUARANTOR OF INFORMATION KNOWN TO LENDER REGARDING ANY SUCH CIRCUMSTANCES. If Lender in its sole discretion, at any time provides any such information to Guarantor, Lender shall have no obligation: (i) to disclose any information which, pursuant to accepted or reasonable commercial practices, Lender wished to maintain confidential; or (ii) to make any other or future disclosures of such or other information.

                  11. Marshalling Assets. Lender has no obligation to marshal assets in favor of Guarantor or against or in payment of any Guaranteed Obligations.

                  12. Payment. Lender may apply payments it receives under this Guaranty to the Guaranteed Obligations in any manner, and in its sole discretion, including applying them to sums owed for interest, charges, impositions, Enforcement Costs or costs incurred in connection with collecting the same.

                  13. Disallowed Payments. If Borrower or Guarantor make a payment to Lender or if Lender receives any proceeds of collateral, all or any part of which subsequently are invalidated, declared fraudulent or preferential or required to be repaid to Borrower, Guarantor, Borrower's estate, Guarantor's or Borrower's trustee or receiver or any other party, under any bankruptcy, insolvency or other law (state or federal) then the Guaranteed Obligations immediately shall be reinstated to include the amount of such repayment. In addition, all terms and provisions of this Guaranty shall continue to be effective or be reinstated, as the case may be.

                  14. Insider Guarantor. If bankruptcy or reorganization proceedings are at any time instituted by or against Borrower or by or against any guarantor of any Guaranteed Obligations, and as to such party subject to such proceedings (the "Insolvent Party"), Guarantor: (i) is an "insider" as defined in any applicable bankruptcy law; and (ii) is an "Insider-guarantor" under ss.547(b) of the U.S. Bankruptcy Code, as amended, then (iii) Guarantor as such "insider- guarantor" waives any right that Guarantor may have under law to and agrees not to seek recourse (by subrogation or otherwise) against such Insolvent Party, if the Insolvent Party makes payment to Lender. Without limiting the foregoing, Guarantor waives remedies which Guarantor now or subsequently has against Lender, any endorser or any other guarantor or any part of the Guaranteed Obligations and waive any benefit of or right to participate in any security or collateral given to secure payment of the Guaranteed Obligations.

                  15. Proofs of Claim. If a proceeding for the bankruptcy or for the reorganization of Guarantor or Borrower under the United State Bankruptcy Code or any other applicable law is pending, or if a receiver or trustee is appointed for the property of Guarantor or Borrower, or if any other similar judicial proceedings relative to Guarantor or Borrower are filed, Lender shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid under this Guaranty and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings relative to Guarantor, its creditors or property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of Lender's charges and expenses. Any receiver, assignee or trustee in bankruptcy or reorganization is authorized to make such payments to Lender and to pay to Lender any amount due to it for compensation and expenses, including reasonable counsel fees, which Lender incurs until the date of such distribution.

                  16. Binding on Successors. This Guaranty shall be binding upon Guarantor and upon its successors, heirs, assigns and legal representatives, and shall inure to the benefit of Lender's successors and assigns. All references to Borrower or Guarantor shall include their successors, assigns and legal representatives, as applicable. Borrower's successors and assigns include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

                  17. Cumulative Remedies and Severability. All rights and remedies of Lender identified in this Guaranty, or available at law, in equity or otherwise, are cumulative and not alternative. Each provision of this Guaranty is severable. Any term or provision of this Guaranty declared invalid under applicable law shall be deemed omitted, but shall not invalidate the remaining terms and provisions of this Guaranty, and this Guaranty shall be construed as if it never contained such invalid, illegal or unenforceable provision. Guarantor irrevocably waives any defense, counterclaim, claim or set-off based upon an election of remedies by Lender whether arising under the statutes, rules, regulations or case law of any state, governmental authority or country, or available at law, in equity or otherwise.

                  18. Waiver of Guaranty Provisions. Lender's failure or delay to require strict performance by Guarantor with any provision of this Guaranty shall not waive, affect or diminish any subsequent right of Lender to demand Guarantor's strict compliance with the same. Lender's suspension or waiver of any Guaranty Default shall not suspend, waive or affect any other Guaranty Default whether the same is prior or subsequent to such waived Guaranty Default. Lender's delay or omission to exercise any right or power accruing to it upon any default, omission or failure of performance by Guarantor under this Guaranty will not impair or constitute a waiver of any such right or power, but Lender may exercise any such right or power from time-to-time and as often as it deems expedient. To entitle Lender to exercise any remedy reserved to it in this Guaranty, it is not necessary for Lender to give any notice, other than such notice as is expressly required under this Guaranty. If Guarantor breaches any provision of this Guaranty and Lender waives such breach, such waiver shall be limited to the particular breach in question and shall not constitute a waiver of any other breach. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Lender specifying such waiver, amendment, release or modification.

                  19. Continuation of Obligations. Guarantor's obligations under this Guaranty arise absolutely and unconditionally when this Guaranty is delivered to Lender. This Guaranty shall continue in full force and effect until the Guaranteed Obligations are fully and indefeasibly paid, performed and discharged, and Lender provides Guarantor with written notice thereof.

                  20. Jurisdiction. Guarantor submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction. If litigation is commenced at any time when Guarantor is not permanently domiciled in Illinois, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Guarantor at the address and by the methods indicated in Section 23 below. In the alternative, Guarantor may designate in writing on attached and incorporated Exhibit "A", an agent for service of process in Illinois (the "Process Agent"). Guarantor agrees that the appointment of a Process Agent is made for the mutual benefit of Guarantor and Borrower. Guarantor therefore may not revoke such appointment without Lender's prior, written consent. Guarantor agrees that any such service of process upon such Process Agent will constitute valid personal service upon Guarantor whether or not Guarantor is then physically present, residing within, or doing business in Illinois, and that any such service of process shall be of the same force and validity as if made upon Guarantor when physically present, residing within, or doing business in Illinois. Guarantor waives all claims of error by reason of any such service. The aforesaid methods of service are in addition to, and not to the exclusion of, any methods of process service available at law or in equity. Guarantor consents to the exclusive jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, Eastern Division, in any action, suit or proceeding which Lender or Guarantor may at any time wish to file in connection with this Guaranty or any related matter. Guarantor waives any objection which it may have to the laying of the venue of any such action, suit or proceeding in any such Court, including but not limited to forum nonconviens.

                  21. JURY TRIAL WAIVER. GUARANTOR FOR ITSSELF AND FOR ALL WHO MAY CLAIM THROUGH OR UNDER GUARANTOR, SPECIFICALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL UPON LITIGATION OF ANY ISSUE, DISPUTE OR MATTER WHATSOEVER WHICH IN ANY MANNER IS RELATED OR INCIDENT TO THIS GUARANTY OR THE TRANSACTION FROM WHICH IT ARISES, INCLUDING THE ENFORCEMENT OF THIS GUARANTY, IRRESPECTIVE OF THE PARTY BRINGING SUCH SUIT.

                  22. Negotiated Terms. Guarantor has read this Guaranty and understands its contents. This Guaranty is enforceable against Guarantor in accordance with its terms. The parties further agree that it is both their intention and desire that wherever possible each provision of this Guaranty shall be given a judicial construction and interpretation so as to be effective and valid under Illinois and federal law. Further, it is acknowledged that this Guaranty has resulted from specific negotiations between Lender and Guarantor and is their mutual product. Therefore, the parties agree that under no circumstances shall the terms of this Guaranty be interpreted by a court or other trier of fact more strongly against either Lender or Guarantor.

                  23. Notices. All notices concerning this Guaranty shall be given in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it in which case the notice shall be deemed given when delivered; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given four (4) days following the date of its mailing; (iii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed to be given on the date next succeeding the date of its transmission; or (iv) by Facsimile, in which case the notice shall be deemed given as of the date it is sent. All notices which concern this Guaranty shall be addressed as follows:

If to Guarantor:                       If to Lender:

Officeland, Inc.                       American National Bank and Trust
312 Dolomite, Suite 212                Company of Chicago

Downsview, Ontario                     499 Lake Cook Road
Canada M3J2N2                          Deerfield, Illinois 60015
Attn:  Christopher Walker              Attn:  Mr. Joseph E. Miltimore
Tel: (416) 487-8100                    Tel:  (847) 559-6407
Fax No.: (416)  487-8173               Fax No.:  (847) 559-6409

with a copy to:                        with a copy to:

Moskowitz Altman & Hughes, LLP         David T. Brown, Esq.
11 East 44th Street, Suite 504         Much Shelist Freed Denenberg
New York, New York, 10017-3608         Ament & Rubenstein, P.C.
Attn:  Stanley Moskowitz               200 North LaSalle Street, Suite 2100
Tel:  (212)953-1121                    Chicago, IL  60601-1095
Fax No.:  (212) 697-2992               Tel: (312) 621-1754
                                       Fax No.: (312) 621-1750


                  24. Power of Attorney. Guarantor appoints Lender as Guarantor's agent and attorney-in-fact to effectuate the provisions of this Guaranty, and to take any action or to execute any agreement, instrument or document which Lender deems necessary or advisable to accomplish the purposes of this Guaranty. The foregoing power of attorney is irrevocable and coupled with an interest. All monies paid or incurred in connection with the power of attorney granted under this Section shall constitute part of the "Guaranteed Obligations" payable by Guarantor to Lender on demand.

                  25. Legal Counsel. Guarantor acknowledges that it was represented by legal counsel of its choice in the negotiation and preparation of this Guaranty. Guarantor acknowledges that its representatives have read this Guaranty, fully understand the terms, provisions and legal consequences of this Guaranty, and enter into this Guaranty as its voluntary act, free from duress, fraud or undue influence of any kind.

                  26. Complete Understanding. This Guaranty constitutes the complete understanding among the parties. No alteration or modification of any of this Guaranty's provisions shall be valid unless made in writing and signed by both the parties.

                  27. Applicable Law. The laws of the State of Illinois (other than those which pertain to conflicts of law) shall govern the interpretation of this Guaranty, irrespective of the fact that one or more of the parties now is or may become a resident of a different jurisdiction.

                  28. Descriptive Headings, Plurals Included. All section headings, titles and subtitles are inserted in this Guaranty for convenience of reference only, and are to be ignored in any construction of its provisions. All references to the singular include the plural where the context requires.

                  29. Counterparts. This Guaranty may be executed in any number of counterparts and each of such counterparts for all purposes shall constitute part of one original.

                  30. Prior Agreements Superseded. The Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are amended, restated and merged into and superseded by the Loan Agreement. This Guaranty supersedes any prior understandings, written agreements, or oral arrangements between the parties respecting the subject matter which this Guaranty addresses.

                  31. Assignment in Event of Payment by Guarantor. In the event that Guarantor shall at any time fully satisfy and pay to the Lender all of the Guarantied Obligations, then Lender shall assign to Guarantor, any and all of its right, title and interest to the Lender's rights under the Loan Agreement, and, Lender shall take whatever actions as may be reasonably necessary, in cooperation with Guarantor, to execute whatever documents and make whatever public filings to effectuate such assignment to enable Guarantor to exercise all rights of subrogation Guarantor may have against Borrower with respect to the Loan Agreement.

         The parties have executed this Guaranty as of the Effective Date.


LENDER:                                     GUARANTOR:

American National Bank and Trust            Officeland, Inc.
Company of Chicago


By: /s/ Joseph E. [illegible]               By: /s/ Christopher Walker
   ------------------------------               --------------------------------
Its: Vice President                         Its: Assistant Secretary
   ------------------------------               --------------------------------

                                   EXHIBIT A

                  Guarantor irrevocably appoints the following to serve as its Process Agent under the terms of Section 20 of the Guaranty:


          Marvy A. Budd
          -------------------------------

          TELECOM Corporation of Chicago
          -------------------------------

          285 Industrial Drive
          -------------------------------

          Wavconda, Illinois 60084
          -------------------------------